EXHIBIT 23.1




                            CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8, with respect to the CompuDyne Corporation 1996 Stock Incentive Compensation Plan Benefit Plan, of our report dated March 29, 1995, on our audits of the consolidated financial statements of CompuDyne Corporation and Subsidiaries as of December 31, 1994 and for the years ended December 31, 1994 and 1993, prior to the restatement for the divestiture of the Suntec division, which report is included in the CompuDyne Corporation 1995 Annual Report on Form 10-K.




                                           /s/Coopers & Lybrand L.L.P.
                                           ____________________________
                                           COOPERS & LYBRAND L.L.P.


Rockville, Maryland
July 19, 1996